UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTH AMERICAN TECHNOLOGIES GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, March 8, 2007

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of North American Technologies Group, Inc. (the “Company” or “NATK”) will be held at the Company’s plant located at 429 Memory Lane, Marshall, Texas 75672, on Thursday, March 8, 2007 at 11:00 a.m. Central Time, for the following purposes:

1.	to elect two Class I directors of the Company;

2.	to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of Common Stock from 250,000,000 to 500,000,000;

3.	to ratify the appointment of KBA Group, LLP as independent auditors for the Company for the fiscal year ending September 30, 2007; and

4.	to transact such other business as may properly be brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

Only stockholders of record as of the close of business on January 2, 2007 are entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

All stockholders are cordially invited to attend the Meeting and the reception immediately following. Your directors welcome the opportunity to meet and visit with each of you personally.

To assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

February 1, 2007	Joe B. Dorman, Secretary

YOUR VOTE IS IMPORTANT

You are urged to sign, date and promptly

return your proxy in the enclosed envelope.

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION, SOLICITATION

OF PROXIES AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors of North American Technologies Group, Inc. (the “Board”) to be voted at the Annual Meeting of Stockholders of the Company to be held at the Company’s plant located at 429 Memory Lane, Marshall, Texas 75672, on Thursday, March 8, 2007 at 11:00 a.m. Central Time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials are being mailed on or about February 1, 2007 to all stockholders entitled to vote at the Meeting. The mailing address of the Company’s executive office is 429 Memory Lane, Marshall, Texas 75672.

Record Date and Share Ownership

Stockholders of record at the close of business on January 2, 2007 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the Record Date, there were 102,778,906 shares of common stock, $.001 par value (“Common Stock”) and 54,364 shares of Series CC Convertible Preferred Stock (“Preferred Stock”) outstanding. Each share of Preferred Stock is convertible into 925.926, shares of Common Stock at any time at the option of the holder. The Preferred Stock has voting rights equal to the Common Stock on an as-converted basis.

Revocability of Proxies

The execution of a proxy will not affect a stockholder’s right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting either by filing with the Secretary of the Company a written notice of revocation or a proxy bearing a later date than the most recently submitted proxy, or by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy, but submitting a proxy will ensure your representation if you do not attend the Meeting.

Form 10-KSB

The Company adopted a new fiscal year end for accounting purposes which is the Sunday closest to the end of the third calendar quarter of each year. In 2006 the fiscal period ended on October 1, 2006, and the Company’s Annual Report on Form 10-KSB is for the nine month period then ended. That Annual Report accompanies this Proxy Statement. References in this proxy statement to fiscal 2006 are to the nine month period ended October 1, 2006.

Voting and Solicitation

On all matters submitted to stockholders at the Meeting, each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to 925.926 votes. Certain shares of Preferred Stock, however, are subject to limits on conversion to the effect that such conversion would make the holder thereof the holder of more than 4.99% of the outstanding shares of Common Stock of the Company. The voting rights of such shares of Preferred Stock are limited to the actual number of shares of Common Stock into which such shares of Preferred Stock are immediately convertible. The affirmative vote of the holders of a majority of the shares of Common Stock and a majority of the shares of Preferred Stock, outstanding, voting separately as a class, is required to approve the amendment to the Company’s Certificate of Incorporation. The affirmative vote of the holders of shares (“Voting Shares”) entitled to cast a majority of the votes present in person or by proxy at a duly called and held meeting at which a quorum is present is required to approve the ratification of the selection of auditors. In the election of directors, the nominees receiving the highest number of affirmative votes of the Voting Shares entitled to be voted on the open positions, whether or not a majority of the shares present, will be elected. Stockholders are not entitled to cumulative voting in the election of directors.

Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board and in the discretion of the persons named in the proxy on all other matters presented to the Meeting. For the reasons set forth in more detail in this Proxy Statement, the Board recommends a vote FOR each of the nominees for director and each of the matters proposed to be approved or ratified by the stockholders.

The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

Quorum; Abstentions; Broker Non-Votes

Stockholders holding a majority of the Voting Shares, considered together, entitled to vote on the Record Date must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but will not be counted in determining the outcome of any matter for which the holder does not vote or the broker does not have discretionary authority to vote. If the shares represented in person or by proxy at the Meeting are not sufficient to constitute a quorum, the Company may adjourn the Meeting from time to time, without notice other than by announcement at the Meeting adjourned, to permit the Company to continue soliciting proxies. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Meeting in the manner set forth above.

PROPOSAL 1:

ELECTION OF CLASS I DIRECTORS

Nominees for Consideration at the Meeting

The Board of Directors of the Company is currently composed of six directors, divided into three classes. The directors are elected to serve staggered terms, with the term of one class of directors expiring at each annual meeting of stockholders. The three classes of directors are identified as Class I, Class II and Class III based on the expiration of the terms of the directors in each class. Vacancies in the Board may be filled by the Board, and any director chosen to fill a vacancy shall hold office until the next election of the class for which such director has been chosen.

The following table lists the name, age, and positions held of each director and executive officer of the Company, as well as the period of time such director or executive officer has served. The term of office of each director expires on the third annual meeting of stockholders held after the date at which such director was elected, subject to earlier resignation or removal and until their respective successors are elected and qualified.

Name and Age	Position held	Officer/Director Since

John T. Corcia – 61	Class II Director	April 1, 2006
Richard Guiltinan – 52	Class I Director	November 8, 2006
Neal P. Kaufman – 38	Chief Executive Officer Class III Director	January 1, 2006 (officer) May 24, 2006 (director)
Scott Kaufman – 34	Class III Director	January 1, 2006
Kenneth Z. Scott – 63	Class I Director	November 22, 2004
Henry W. Sullivan – 66	Chief Scientist/Strategist Class II Director	July 1, 1996 (officer) November 9, 2004 (director)
Joe B. Dorman – 61	General Counsel	April 18, 2005
Mahesh S. Shetty – 47	Chief Financial Officer	May 18, 2006

Messrs. Guiltinan and Scott have been nominated for election as Class I directors at the Meeting. Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominees named below to serve as Class I directors until the third annual meeting of stockholders after his election or until his respective successor is elected and qualified. The persons named below have been nominated by the Board, are independent directors and are identified as Class I directors. Although the Company is not aware of any reason that the nominees will be unable or will decline to serve as directors, in the event that any nominee is unable or unwilling to serve, the proxies solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors.

NOMINEES FOR CLASS I DIRECTORS

Stockholder Vote

The nominees receiving the highest number of affirmative votes of the shares entitled to be voted on the two open positions will be elected.

Richard Guiltinan has served as the Chief Accounting Officer of Flowserve Corporation, a NYSE listed company that develops and manufactures precision engineered flow control equipment for critical service applications, since 2004. Prior to assuming that position, he served in positions of increasing responsibility with Caltex Corporation, an international refiner and marketer of petroleum products, including as a consultant for restructuring and post-merger integration activities (2002-03); as Chief Financial Officer (2000-01) and as President of the Business Support Group (1999-2000). Prior to joining Caltex in 1985, Mr. Guiltinan worked for KPMG, a public accounting firm, for nine years in the financial, manufacturing and oil industries. Mr. Guiltinan received a BBA in Accountancy from the University of Notre Dame in 1976 and attended the Tuck Executive Program at Dartmouth College in 1993. He is a Certified Public Accountant.

Kenneth Z. Scott is President of Railhead Energy Company, an independent oil and gas exploration and production company, and is actively engaged in a variety of other investments. From 1997 until 2002, Mr. Scott served as Executive Vice President of Perot Systems Energy Corporation in Europe, and prior to that time as a senior executive of Electronic Data Systems Corporation (NYSE: EDS). Mr. Scott received both his BBA and MBA from Texas A&M University. Mr. Scott also serves on the board of directors of National Coal Corp.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. GUILTINAN AND SCOTT AS CLASS I DIRECTORS OF THE COMPANY.

Other Members of the Board of Directors and Executive Officers

The following is an identification and description of the business experience of the Company’s directors who are not being voted on for election as directors at the Meeting.

INCUMBENT CLASS II DIRECTORS

John T. Corcia has served as a strategic business consultant for Marsulex, an international industrial services company specializing in environmental compliance, since September 2005. Prior to that time, he served as President and Chief Executive Officer of Stablex Canada Inc., a company which operates an international technology based hazardous waste treatment and disposal facility, from April 1992 through August 2005. Mr. Corcia has over 30 years experience in management positions with companies engaged in the environmental systems and hazardous waste industries. He received a Bachelor of Ceramic Engineering degree in 1967 from Georgia Institute of Technology, a Master of Science degree in Ceramic Engineering in 1969, and graduated the Executive MBA Program for Management Development at the Harvard Graduate School of Business in 1981.

Henry W. Sullivan was elected Vice President of Technology of the Company in July 1996 and President of the Company’s subsidiary TieTek in December 1997. Mr. Sullivan assumed the additional positions of President and Chief Executive Officer of the Company from July 1999 until his resignation in January 2004, then again from November 2004 until his resignation in December 2005. He has served on the Board of Directors since 1997 (except for the period from January until November 2004) and as Chairman of the Board since November 2004. Before joining the Company, Mr. Sullivan was employed by Huntsman Chemical and Shell Oil Company in various positions, most recently as Vice President of Shell Chemical Company. He currently serves as a director of the Sarkeys Energy Center at the University of Oklahoma. Mr. Sullivan holds a Bachelors degree in Chemical Engineering from Cooper Union, and Masters and Ph.D. degrees in Chemical Engineering from New York University.

INCUMBENT CLASS III DIRECTORS

Neal Kaufman was elected Chief Executive Officer of the Company on January 1, 2006 after serving as a consultant to the Company beginning December 5, 2005. Prior to his assuming that position, Mr. Kaufman was Vice President of Product Management for 3Com Corporation, a company engaged in providing secure, converged networking solutions on a global scale to businesses of all sizes. Prior to being named Vice President of Product Management in February 2005, Mr. Kaufman served as Senior Director of 3Com Corporation from March 2001 to February 2005. Mr. Kaufman received his AB in Economics from Harvard College in 1990, his MA in Latin American Studies from Stanford University in 1994, and his MBA from Harvard Business School in 1996.

Scott Kaufman has served as the managing director of MidSummer Capital LLC, the investment manager of MidSummer Investments, Ltd., since August 2002. Mr. Kaufman received both his undergraduate degree and MBA from Columbia University in 1995 and 2003 respectively.

EXECUTIVE OFFICERS

Neal Kaufman, Henry Sullivan (described immediately above), Mahesh S. Shetty and Joe B. Dorman are the Chief Executive Officer, Chief Scientist/Strategist, Chief Financial Officer, and General Counsel, respectively, of the Company. As of the date of this proxy statement, the Company had no other executive officers.

Mahesh S. Shetty has served as the Chief Financial Officer of the Company since May 18, 2006. Prior to that date, Mr. Shetty served as the Chief Financial Officer of IAP LLC and its subsidiary C TAP, LLC, a telecommunications systems integrator providing voice and data integration solutions to Fortune 1000 companies, from 2003 to April 2006. From 2001 to 2003, he was the Senior Director, Finance of

Vartec Telecom, Inc., a global telecommunications company based in Dallas, Texas with over 6 million residential customers. Prior to joining Vartec, Mr. Shetty was the Corporate Controller of Broadband Gateways, Inc., a company engaged in the development and manufacture of residential gateways to enable broadband over existing telephone lines. Mr. Shetty is a certified public accountant and a chartered accountant with over 25 years experience in accounting, finance and executive management positions. He received a BS degree from Osmania University in 1981 and an MBA degree from University of Texas, Dallas in 1999.

Joe B. Dorman served as Chief Financial Officer of the Company from April 18, 2005 to May 18, 2006, when he was appointed General Counsel of the Company. Mr. Dorman is both a certified public accountant and an attorney. He served as local counsel for BancLeasing, Inc., a Michigan corporation, from 2001 to April 18, 2005. From 1999 through 2001, he was chief financial officer and general counsel to that company’s predecessor, BancLeasing, Inc., a Texas corporation. BancLeasing, Inc. specialized in establishing leasing programs for community banks. From 1998 to 1999, he was special counsel for Empire Funding Corp., a mortgage lender. He received his BBA in Accounting from the University of Oklahoma in 1967 and his JD from the University of Texas School of Law in 1972.

Board Meetings and Committees

The Board of Directors met or acted by unanimous consent on eight occasions in fiscal 2006. All directors attended at least 75% of the meetings of the Board and committees of which they are members in that period. The Company expects each of its Board members to attend the Annual Meeting of Stockholders.

The Company has standing audit and compensation committees; it does not have a standing nominating committee of the Board nor has the Company adopted a charter for the nominating process.

Nominations to the Board. Currently, the entire Board performs the functions of a nominating committee, including identifying individuals qualified to become board members, recommending nominees to fill vacancies in the membership of the Board as they occur and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting, and making recommendations concerning the size and composition of the Board. Board candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the needs of the Board at that time. In addition, the Board will consider whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Board has the sole authority to retain, compensate and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. No such firm has been retained by the Company in the past.

The Board will consider proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not adopted a formal process because it believes that the informal consideration process has served the Board’s and the stockholders’ needs. The Board intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for Board consideration, the name of that nominee and related personal information should be forwarded to the Board, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the Board.

Compensation Committee. The Compensation Committee sets compensation policy for the executive officers of the Company, makes recommendations to the full Board regarding executive compensation and employee stock option awards, and administers the 2005 Stock Option Plan of the Company. Messrs. Corcia, Scott and Sullivan are the members of the compensation committee; Mr. Corcia serves as Chairman. The Compensation Committee met or acted by unanimous consent two times during the last fiscal year.

Audit Committee. The purpose of the Audit Committee is to oversee the financial reporting procedures of the Company, insure adequate financial and internal controls, review the scope of the Company’s annual audit and recommend the selection of independent auditors. The primary responsibilities of this committee include: reviewing with the Company’s Chief Financial Officer the adequacy of quarterly and annual Securities and Exchange Commission (“SEC”) filings; reviewing and consulting with the Company’s independent auditors regarding their reports of audit and accompanying management letters; reviewing all financial statements, financial controls, internal controls and accounting practices of the Company; evaluating the performance and cost of the Company’s independent auditors; recommending to the Board of Directors the selection of the Company’s auditors for the upcoming year; and monitoring compliance by the Company’s management and employees with major Company policies and financial controls.

Mr. Scott and Mr. Guiltinan are the members of the audit committee; Mr. Guiltinan serves as Chairman. Mr. Guiltinan meets the SEC definition of “audit committee financial expert”, and both Mr. Scott and Mr. Guiltinan qualify as independent directors under the NASDAQ’s independence standards and the rules of the SEC. Mr. Scott, who does not meet the SEC definition of “audit committee financial expert” served as the only member of the audit committee until the election of Mr. Guiltinan on November 8, 2006. The Audit Committee met or acted on four different occasions during fiscal 2006.

Audit Fees

The Company incurred aggregate professional fees from its previous auditors, Ham Langston & Brezina, LLP (“HLB”), in the amount of $106,500 for 2005 and $14,150 for fiscal 2006, and from its current auditors, KBA Group, LLP (“KBA”) in the amount of $61,500 for fiscal 2006.

Audit-Related Fees. The Company incurred fees for assurance and services that are reasonably related to the performance of the audit or review of the Company’s financial statements to HLB of $65,000 in 2005 and to KBA of $61,500 for fiscal 2006.

Tax Fees. The Company incurred fees for tax compliance, tax advice and tax planning, composed principally of tax preparation services, to HLB of $15,000 in 2005 and none for fiscal 2006.

All Other Fees. The Company incurred additional fees for services rendered in connection with SEC filings provided by HLB of $26,500 in 2005 and $14,150 for fiscal 2006.

The Audit Committee considered whether the provision of these services was compatible with maintaining the independence of HLB and KBA as the Company’s principal independent accounting firms for 2005 and fiscal 2006, respectively, and determined that these services did not compromise their independence. All audit and non-audit services described above were pre-approved by the Audit Committee in accordance with its policies and procedures.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF NORTH AMERICAN TECHNOLOGIES GROUP, INC.

The following is the report of the Audit Committee for the nine month period ended October 1, 2006. The Audit Committee operates under a written charter adopted by the Board of Directors in 2000 and included as an exhibit to the Company’s 2005 Proxy Statement. The Audit Committee as a whole meets regularly with the Company’s management and independent auditors to review and discuss the adequacy of the Company internal control environment and financial reporting, accounting matters, audit results, and compliance with its corporate responsibility program. In fulfilling its role, the Audit Committee reviewed and discussed the Company’s audited financial statements with management, discussed with KBA the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit, received from KBA Group, LLP (“KBA”) the written disclosure and letter required by Independent Standards Board Standard No. 1, and discussed with KBA its independence.

Based on its review, analysis and discussions with management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors (and the Board approved) that the Company’s audited consolidated financial statements for the nine month period ended October 1, 2006 be included in the Company’s Annual Report on Form 10-KSB for the nine month period ended October 1, 2006. That recommendation considers the review of the qualifications of KBA and Ham, Langston & Brezina LLP (“HLB”), the Company’s previous independent auditors, as independent accountants for the Company. The review included matters required to be considered under SEC rules on auditor independence, including the nature and extent of non-audit services. In the business judgment of the Audit Committee, the nature and extent of non-audit services performed by HLB and KBA during the year did not impair those firms’ independence.

The Audit Committee and the Board, in recognition and consideration of the recommendation of management, have also recommended, subject to stockholder ratification, the selection of KBA as the Company’s independent auditors for 2007.

Audit Committee of the Board of Directors:

Richard Guiltinan, Chairman
Kenneth Z. Scott, Member

The report of the Audit Committee shall not be deemed to be “soliciting material” or to be filed with the SEC nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference, and shall not otherwise be deemed filed under such acts.

Directors’ Compensation

In fiscal 2006, directors of the Company who were not also employees received cash compensation of $3,750 per quarter, except for Mr. Scott Kaufman who declined to accept compensation. In addition, Mr. Scott received options to purchase 50,000 shares of Common Stock and Mr. Corcia received options to purchase 50,000 shares of Common Stock. Upon his election as a director and Chairman of the Audit Committee on November 8, 2006, Mr. Guiltinan received options to purchase 25,000 shares of Common Stock. The Company will pay Mr. Guiltinan $30,000 per year for his services as Chairman of the Audit Committee.

Communications to Board

Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications which are received by the Secretary for the Board’s attention are forwarded to the Board, has served the needs of the Board and the stockholders well in the past. In view of recently adopted SEC disclosure requirements relating to this issue, the Board may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communications to the Board should be sent to it in care of the Secretary at 429 Memory Lane, Marshall, Texas 75672.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the most highly compensated executive officers of the Company who earned in excess of $100,000 (the “Named Officers”), for the fiscal period ended October 1, 2006 and the fiscal years ended December 31, 2005 and 2004.

Summary Compensation Table

					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	All Other Compensation ($) (1)
Neal Kaufman, Chief Executive Officer (2)	2006	151,701	37,500		—	4,800,000	45
Henry W. Sullivan, Chief Scientist/Strategist	2006	135,385	—	—	—	—	5,177
	2005	176,000	—	—	—	—	8,800
	2004	182,789	11,000	—	—	—	8,157

(1)	Represents life insurance premiums paid by us on policies on the executives’ lives and matching contributions to the 401(k) plan.
(2)	Mr. Kaufman’s employment began January 1, 2006.

The following table sets forth for the Named Officers information regarding stock options granted to such officers during fiscal 2006.

Stock Options Granted During Fiscal 2006

Name of Optionee	Options Granted	% of Total Options Granted to Employees	Exercise Price	Expiration Date
Neal Kaufman	2,400,000	24.85%	$0.18	1/1/2016
	2,400,000	24.85%	$0.30	1/1/2016

The following table sets forth for the Named Officers information regarding stock options exercised by such officer during the fiscal period ended October 1, 2006, together with the number and value of stock options held at October 1, 2006, the fiscal year-end, each on an aggregated basis.

Aggregated Option Exercises in the 2006 Fiscal Year and Fiscal Year-End Option Values

Name	No. of Shares Acquired on Exercise	Value Realized ($)	No. of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable (1)
Henry W. Sullivan	—	—	530,000/0	$0/$0
Neal Kaufman	—	—	2,400,000/2,400,000	$312,000/ $24,000

(1)	Based on the last sales price of the Company’s Common Stock as reported on the OTC Bulletin Board on October 2, 2006 of $0.31 per share. That price was lower than the exercise price of Mr. Sullivan’s options.

Code of Ethics

Our board of directors has adopted a Code of Ethics for our senior officers or persons performing similar functions.

Employment Agreement

Effective January 1, 2006, Neal Kaufman entered into an Employment Agreement with the Company providing for a term of three years, renewable year to year at the end of the initial term. The Employment Agreement provides for the payment of compensation in 2006 consisting of a base salary of $200,000 per year, cash bonuses of up to $150,000 based on established performance goals, and options to purchase up to 4,800,000 shares of Company stock (the “January Options”) under the 2005 Stock Option Plan (the “Plan”). Options to purchase 600,000 shares of Company stock vested at the beginning of each calendar quarter of 2006 at an exercise price of $0.18 per share, and options to purchase 1,200,000 shares will vest on each of December 31, 2007 and December 31, 2008 at an exercise price of $0.30 per share if he remains in his position on each of those dates. Compensation in 2007 will consist of a base salary of $200,000 per year and cash bonuses of up to $100,000 based on performance goals set by the Board by December 31, 2006. Mr. Kaufman’s 2008 compensation will consist of a base salary of $200,000 per year and cash bonuses of up to $100,000 based on performance goals set by the Board by December 31, 2007. If the employment of Mr. Kaufman is terminated by the Company for any reason other than for cause (as defined in the agreement), he will receive severance benefits equal to twelve months salary if terminated in 2007 or thereafter and he remained as chief executive officer on December 31, 2007. The Employment Agreement also restricts Mr. Kaufman from competing with the Company for a period of two years, and from soliciting any customers or employees of the Company for one year, after his employment with the Company terminates.

It was the agreement and intent of the parties to the Employment Agreement that Mr. Kaufman receive options to purchase a number of shares equal to 4% of the outstanding shares of common stock of the Company on a fully diluted basis as of the effective date of the Employment Agreement, which should have resulted in the grant to him of options to purchase an aggregate of 9,000,000 shares of the Company’s common stock on the basis of the approximately 225,000,000 shares of common stock outstanding on a fully diluted basis at that time. On October 6, 2006 the Company granted Mr. Kaufman options to purchase an additional 4,200,000 shares (the “October Options”), under the Plan with the same terms and provisions and subject to the same vesting schedule as the January Options, but with an exercise price of $0.34 per share (the “October Exercise Price”), which was the fair market value of the Company’s common stock on October 6, 2006.

On the same date, the Company entered into a Stock Compensation Plan Agreement (the “SCPA”) with Mr. Kaufman pursuant to which it agreed to issue $420,000 worth of shares of Company common stock (the “Restricted Shares”), in such amounts, at such times and under the conditions set forth in the SCPA. Mr. Kaufman’s right to receive 80% of the Restricted Shares vested on October 6, 2006, and his right to receive an additional 10% will vest on each of December 31, 2007 and 2008 so long as he remains the chief executive officer of the Company on such dates, which is in the same relative amounts and under the same conditions that his right to receive the October Options vests. The Company will issue to him the number of Restricted Shares determined by dividing the indicated amount by the closing price per share of the Company’s common stock on each of the following dates: (i) on the first trading day of each calendar quarter in 2008, the greater of 6.25% of the vested amount or $25,000, and (ii) on the first trading day of each calendar quarter in 2009, the greater of $25,000 or 25% of the remaining balance of the vested amount. Payment of the Restricted Shares will be made earlier upon the occurrence of any of the following events: a change in control of the Company, Mr. Kaufman’s death or disability, six months after Mr. Kaufman’s termination of employment, or an unforeseen emergency (as defined in the SCPA).

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 2006, certain information with respect to the beneficial ownership of the Company’s Common Stock and Preferred Stock by (i) any person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each of the Named Officers; (iii) each director; and (iv) all current directors and executive officers as a group. Each of the persons named in the table has sole voting and investment power with respect to all shares beneficially owned by them, except as described in the footnotes following the table.

As of December 1, 2006, there were 102,778,906 shares of Common Stock and 54,364 shares of Preferred Stock outstanding. Each share of Preferred Stock is convertible into 925.926, shares of Common Stock at any time at the option of the holder. The Preferred Stock has voting rights equal to the Common Stock on an as-converted basis, subject to the limitations on conversion described below.

The number and percentage of shares beneficially owned has been calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which each selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days. For purposes of determining beneficial ownership in this table, all the shares underlying the Preferred Stock, the Debentures and exercisable warrants have been included, although the Preferred Stock, the Debentures and certain warrants contain limitations on their conversion if such conversion would result in the holder becoming the beneficial owner of more than 4.99% of the Common Stock. A holder may waive this limitation on the number of shares held by it if it provides at least 61 days prior notice of its waiver to the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares	Percentage of Class	Amount and Nature of Beneficial Ownership of Preferred Shares	Percentage of Class
Sponsor Investments, LLC (1) Two Lincoln Centre 5420 LBJ Freeway, Suite 1450 Dallas, Texas 75240	116,767,343	59.27%	47,693	80.91%
Herakles Investments, Inc. (1)(2) 5949 Sherry Lane, Suite 1900 Dallas, Texas 75225	53,029,425	36.61%	39,539	68.41%
Opus 5949 LLC (1) (3) 5949 Sherry Lane, Suite 1900 Dallas, Texas 75224	9,333,519	9.08%	—	—
Crestview Capital Master, LLC (4) Crestview Warrant Fund, L.P. C/o Crestview Capital Funds 95 Revere Drive, Suite A Northbrook, Illinois 60062	39,722,662	30.69%	7,790	13.75%
Big Bend XI Investments, Ltd. (5) 3401 Armstrong Avenue Dallas, Texas 75205	20,011,918	19.08%	2,289	4.04%

MidSummer Investments, Ltd. (6) c/o MidSummer Capital, LLC 295 Madison Avenue, 38th Floor New York, New York 10022	26,760,273	22.25%	4,000	7.36%
Astraea Investment Management, L.P.(1)(7) Two Lincoln Centre 5420 LBJ Freeway, Suite 1450 Dallas, Texas 75240	6,050,000	5.56%	6,534	11.77%
Islandia, L.P. (8) c/o John Lang, Inc. 485 Madison Avenue, 23rd Floor New York, New York 10022	8,484,387	7.88%	—	—
Henry W. Sullivan (9) 429 Memory Lane Marshall, Texas 75672	1,086,740	1.04%	—	—
Neal Kaufman (10) 429 Memory Lane Marshall, Texas 75672	5,340,000	4.94%	—	—
Kenneth Z. Scott (10) 17121 Club Hill Drive Dallas, Texas 75248	150,000	*	—	—
Scott Kaufman (6) 295 Madison Avenue, 38th Floor New York, New York 10022	26,760,273	22.25%	4,000	7.36%
John T. Corcia (10) 429 Memory Lane Marshall, Texas 75672	50,000	*	—	—
Richard Guiltinan (10) 429 Memory Lane Marshall, Texas 75672	25,000	*	—	—
All officers and directors as a group (8 persons) (6)(9)(10)	33,462,013	24.56%	4,000	7.36%

(1)

Consists of (a) 43,114 shares of Preferred Stock convertible into 39,920,374 shares of Common Stock, (b) warrants to purchase 4,579 shares of Preferred Stock, which preferred stock is convertible into 4,239,815 shares of Common Stock, (c) 22,531,249 shares of Common Stock, (d) $6,141,288 in principal amount of Debentures which is convertible into 37,154,766 shares of Common Stock, and (e) warrants to purchase 12,921,124 shares of Common Stock. The shares of Preferred Stock are owned 36,105 by Herakles Investments, Inc. (“Herakles”), 5,389 by Astraea Investment Management, L.P. (“Astraea”), and 1,620 by Paul Pottinger, Christopher Bancroft, Michael Jordan, John M. Pigott, Goh Yong Siang, Pat Long, David Kellogg, Charles Jarvie, and David Pasahow. The warrants to purchase Preferred Stock are owned 3,434 by

Herakles and 1,145 by Astraea. The shares of Common Stock are owned 2,251,586 by Sponsor Investments LLC (“Sponsor”), 9,333,419 by Opus 5949 LLC (“Opus”) and 10,946,158 by Herakles. Sponsor is owned by Sammons Enterprises, Inc. through its wholly owned subsidiary, Herakles, and by Astraea, who may be deemed to beneficially own the shares that they have authority to vote. Sponsor and Opus are ultimately under the common control of Consolidated Investment Services, Inc., a Nevada corporation.

(2)	Consists of (a) 10,946,158 shares of Common Stock, (b) 36,105 shares of Preferred Stock, convertible into 33,430,558 shares of Common Stock, and (c) warrants to purchase 3,434 shares of Preferred Stock, which preferred stock is convertible into 3,179,630 shares of Common Stock.
(3)	The power to vote or dispose of the shares beneficially owned by Opus is held by Herakles.
(4)	Consists of (a) 12,944,153 shares of Common Stock, (b) warrants to purchase 8,778,652 shares of Common Stock, (c) 5,500 shares of Preferred Stock convertible into 5,092,593 shares of Common Stock, (d) warrants to purchase 2,290 shares of Preferred Stock, which preferred stock is convertible into 2,120,371 shares of Common Stock and (e) $1,831,995 in principal amount of Debentures which are convertible into 10,836,893 shares of Common Stock. Of the warrants to purchase shares of Common Stock, Crestview Warrant Fund owns 1,859,884 and Crestview Capital Master LLC (“Crestview”) owns 6,918,768. Crestview Capital Partners, LLC controls Crestview and Crestview Warrant Fund. The power to vote or dispose of the shares beneficially owned by Crestview is shared by Stewart Flink, Richard Levy, Robert Hoyt and Daniel Warsh. Steven J. Halpern has the sole power to vote or dispose of the shares beneficially owned by Crestview Warrant Fund, but he disclaims beneficial ownership of such shares.
(5)	Consists of 17,892,473 shares of Common Stock and warrants to purchase 2,289 shares of Preferred Stock, which preferred stock is convertible into 2,119,445 shares of Common Stock. The General Partner of Big Bend XI Investments, Ltd. (“Big Bend”) is 2M Companies, Inc., a Delaware corporation controlled by Morton H. Meyerson, who holds the power to vote or dispose of the shares beneficially owned by Big Bend.
(6)	Consists of (a) 9,251,409 shares of Common Stock, (b) 4,000 shares of Preferred Stock convertible into 3,703,704 shares of Common Stock, (c) warrants to purchase 4,776,153 shares of Common Stock, and (d) $1,492,399 in principal amount of Debentures which are convertible into 9,029,008 shares of Common Stock. MidSummer Capital, LLC, as the investment advisor to MidSummer Investments, Ltd. (“MidSummer”), may be deemed to have dispositive power over the shares owned by MidSummer. MidSummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of MidSummer with respect to the shares of Common Stock owned by MidSummer. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of Common Stock held by MidSummer. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of Common Stock, and neither person has any legal right to maintain such delegated authority.
(7)	Consists of (a) 5,389 shares of Preferred Stock, convertible into 4,989,815 shares of Common Stock, and (b) warrants to purchase 1,145 shares of Preferred Stock, which preferred stock is convertible into 1,060,185 shares of Common Stock.
(8)	Consists of (a) 3,638,327 shares of Common Stock, (b) warrants to purchase 1,250,439 shares of Common Stock, and (c) $594,318 in principal amount of Debentures which are convertible into 3,595,621 shares of Common Stock. By virtue of their respective positions as officers of John Lang, Inc., the general partner of Islandia, L.P. (“Islandia”), each of Richard Berner, Edgar Berner, Thomas Berner and Anthony Berner has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned by Islandia. Each of those persons and John Lang, Inc. disclaims beneficial ownership of such shares.

(9)	Includes 448,624 shares held directly, 83,116 shares held indirectly through a 401(K) plan, 25,000 shares held by a trust of which Mr. Sullivan serves as trustee, and 530,000 options to purchase the shares of Common Stock.
(10)	Includes an estimated 840,000 Restricted Shares, based on $0.40 per share, issuable to Mr. Neal Kaufman under the SCPA and options to purchase shares of Common Stock held by the following persons: Mr. Neal Kaufman – 4,500,000 shares; Mr. Scott – 150,000 shares; Mr. Corcia – 50,000 shares; Mr. Guiltinan – 25,000 shares; and Mr. Dorman – 50,000 shares.
*	Indicates less than 1% ownership.

Voting Agreements

On February 22, 2005, Sponsor, Herakles, Astraea and certain individuals to whom Sponsor has distributed shares of its Company Common Stock granted Sponsor an irrevocable proxy under a Voting Agreement to vote their respective shares of the Company’s voting stock on all matters, but retained sole dispositive power over their shares. The obligation of each party under the Voting Agreement terminates upon the earlier of February 22, 2015 or the sale by such party of the shares of the Company’s voting stock subject to the Voting Agreement.

Certain Relationships and Related Transactions

In February 2004 the Company issued a promissory note for $14,000,000 and entered into the Construction Loan Agreement with Opus, an affiliate of Sponsor, Herakles and Astraea, each the beneficial owner of more than 5% of the outstanding stock of the Company. On July 7, 2005 the Construction Loan Agreement was amended to provide for the payment of quarterly interest in shares of Common Stock in lieu of cash and the Company issued 4,541,822 shares of Common Stock to Opus in payment of accrued and unpaid interest. The Construction Loan Agreement was amended again on December 29, 2005 and September 17, 2006 in connection with the sales of securities by the Company on those dates. The Company has issued an aggregate of 9,333,519 shares of Common Stock to Opus in payment of interest.

On February 22, 2005, the Company entered into an Exchange Agreement with Sponsor (the “Sponsor Transaction”) in which Sponsor agreed to exchange its option to acquire a 49.9% ownership interest in the Company’s subsidiary TieTek LLC, and its Class B Membership interest in TieTek, for 43,114 shares of Preferred Stock of the Company and a warrant to purchase 9,158 shares of Preferred Stock of the Company. In connection therewith the Company agreed to pay Sponsor’s costs and expenses, including reasonable legal fees and third party due diligence costs, incurred in connection with the negotiation, execution and consummation of the Sponsor Transaction. The Company paid approximately $196,000 to Sponsor for such costs.

For the year ended December 31, 2004, TieTek paid $170,800 to Sponsor and its affiliates for services rendered to TieTek for consulting services related to TieTek’s human resources, technical and marketing needs.

On November 8, 2004, the Company entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) in which Avalanche Resources, Ltd. and Kevin C. Maddox agreed to sell all 34,338,246 shares of Common Stock and warrants to purchase 3,719,768 shares of Common Stock owned by them to an investment group including Big Bend, Crestview, MidSummer and Islandia (the “Control Transaction”), each the beneficial owner of more than 5% of the outstanding stock of the Company. The investment group paid an aggregate of $10,800,000 in cash for these securities. Big Bend purchased 17,892,473 shares, Crestview purchased 6,282,295 shares and Crestview Warrant Fund purchased warrants to purchase 1,859,884 shares, MidSummer purchased 6,044,120 shares, and Islandia purchased 2,361,122 shares of Common Stock in the Control Transaction. The Control Transaction was closed on November 12, 2004 and resulted in a change of control of the Company. The Company paid $137,443 to the purchasers to cover their legal fees and due diligence expenses incurred in connection with the negotiation, execution and consummation of the Stock Purchase Agreement.

Pursuant to Securities Purchase Agreements dated July 7, and December 28, 2005 and September 17, 2006, the Company issued an aggregate of $11,500,000 in original principal amount of debentures, warrants to purchase an aggregate of 23,163,061 shares of Common Stock, and 18,644,068 shares of Common Stock, to certain shareholders including Sponsor, Herakles, Crestview, MidSummer and Islandia. Sponsor purchased an aggregate of $6,141,288 in principal amount of debentures and warrants to purchase 7,448,046 shares of Common Stock; Herakles purchased 10,946,158 shares of Common Stock and warrants to purchase 5,473,079 shares of Common Stock; Crestview purchased an aggregate of $1,831,995 in principal amount of debentures, warrants to purchase 3,593,016 shares of Common Stock, and 2,792,071 shares of Common Stock; MidSummer purchased an aggregate of $1,492,399 in principal amount of debentures, warrants to purchase 3,139,993 shares of Common Stock, and 2,660,076 shares of Common Stock; and Islandia purchased an aggregate of $594,318 in principal amount of debentures, warrants to purchase 1,250,439 shares of Common Stock and 1,059,322 shares of Common Stock. In addition, the Company has made quarterly payments in kind on the debentures held by Sponsor or its affiliates, Crestview, MidSummer and Islandia by the issuance of 2,251,587, 694,679, 547,213, and 217,883 shares, respectively, of its Common Stock. The Company paid the purchasers’ costs and expenses incurred in connection with the negotiation, execution and consummation of each of the Securities Purchase Agreements referred to above, aggregating approximately $24,502.

On February 11, 2004 the Company entered into a Royalty Agreement with the owners of the TieTek™ technology (the “Royalty Holders”), which obtains from the Royalty Holders a license for the use by the Company of the technology developed by the Royalty Holders. Under the terms of the Royalty Agreement, the Company paid the Royalty Holders $250,000 in cash, issued to them 500,000 shares of Common Stock, and agreed to pay a 1.25% royalty on net revenue through 2005 and a 2.50% royalty on net revenues for the years 2006 through 2013. Mr. Sullivan, an officer and director of the Company, is one of the Royalty Holders and serves as trustee for the TDRRT Royalty Trust which collects and distributes the royalty payments under the Royalty Agreement. Mr. Sullivan owns a 29.24% interest in the TDRRT Royalty Trust.

Reference is made to “Employment Agreement” in this proxy statement for a detailed description of the employment agreement and compensation arrangement with Mr. Neal Kaufman, our chief executive officer. Mr. Kaufman served as a consultant to the Company from December 5 through December 31, 2005, for which we paid him $62,500, plus expenses.

PROPOSAL 2:

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO AUTHORIZE THE ISSUANCE OF UP TO AN ADDITIONAL 250,000,000 SHARES

OF THE COMPANY’S COMMON STOCK

General Information

The Company’s Board has unanimously adopted a resolution approving, and recommending to the Company’s stockholders for their approval, a proposal to amend Article Fourth of the Company’s Restated Certificate of Incorporation (the “Certificate”) to authorize the issuance of up to an additional 250,000,000 shares of Common Stock. The amendment to the Certificate will increase the number of authorized shares of Common Stock from 250,000,000 to a total of 500,000,000. The form of the proposed amendment is follows:

Now, therefore, be it resolved, that the first paragraph of Article IV of the Restated Certificate of Incorporation of the Corporation, as amended to date, shall be amended to provide that the total number of shares of all classes of capital stock which the Corporation shall have authority to issue is five hundred million (500,000,000) shares of Common Stock having a par value of $.001 per share, and twenty million (20,000,000) shares of Preferred Stock having a par value of $.001 per share.

Reasons for Increasing the Authorized Shares of Common Stock

The Company has an insufficient number of authorized shares of Common Stock to issue to each person holding securities exercisable for or convertible into shares of Common Stock. In its sale of Common Stock and warrants under the Securities Purchase Agreement dated September 15, 2006 (the “September SPA”), the Company agreed to hold a meeting of its shareholders within 180 days after the sale of those securities for the purpose of approving an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to a sufficient number to enable the Company to issue Common Stock to each holder of a security convertible into Common Stock. If the Company is unable to obtain approval of such an amendment at the Meeting, it must call a meeting every four months thereafter to seek shareholder approval of the amendment. Holders of a majority of the outstanding shares of Common Stock have agreed to vote their shares of Common Stock in favor of the amendment.

Our Certificate of Incorporation currently authorizes the issuance of 250,000,000 shares of Common Stock. As of December 1, 2006, the Company had outstanding 102,778,906 shares and was obligated to issue shares of its Common Stock upon conversion or exercise of the following outstanding securities:

Warrants to purchase Common Stock	35,938,541
Stock options outstanding	15,101,111
Convertible Preferred Stock and Preferred Stock Warrants, convertible into Common Stock	58,816,670
7% Convertible Debentures	68,522,251
Restricted Stock issuance (1)	1,050,000

Total	179,428,573

(1)	The Company agreed to issue Mr. Kaufman $420,000 of restricted stock at future dates in connection with the stock option grants under his employment agreement. The number of shares of Common Stock that Mr. Kaufman will receive is based on the market price of the Common Stock at the time he receives the shares. The future issuance of Common Stock is estimated at $0.40 per share.

The purpose of increasing the authorized shares of Common Stock is to cause the Company to have enough authorized and unissued shares of Common Stock to satisfy its obligations upon the exercise or conversion of all outstanding securities currently exercisable for, or convertible into, shares of Common Stock. In addition, the increase in authorized shares is required to comply with the Company’s obligations under the September SPA.

On September 19, 2006 the Company received gross proceeds from the sale of securities under the September SPA of $5,500,000. The Company has used these proceeds to cover its operating expenses and to improve production at its existing facilities.

Effect on Authorized and Outstanding Shares

As a result of the increase in authorized shares of Common Stock, the number of shares currently issued and outstanding will not be changed. In addition, the number of shares issuable upon exercise or conversion of securities exercisable for, or convertible into, Common Stock, will remain the same following the amendment to increase the number of authorized shares of Common Stock.

The Company’s Common Stock is currently registered under Section 12(g) of the Exchange Act, and, as a result, we are subject to periodic reporting and other requirements. The proposed increase in the number of authorized shares of Common Stock will not affect the registration of the Common Stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the increase in the authorized shares of Common Stock, there will be an increase in the number of authorized shares which would be unissued and available for future issuance. The increased available shares could be used for any proper corporate purpose approved by the Board including, among other purposes, future financing or acquisition transactions. The Company has no current plans to make any such acquisitions.

Effectiveness of the Increase in Authorized Shares of Common Stock

The increase in authorized shares of Common Stock will become effective upon the filing with the Secretary of State of the State of Delaware of an Amendment to the Certificate of Incorporation. It is expected that such filing will take place on or shortly after the date of the Meeting.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO AN ADDITIONAL 250,000,000 SHARES OF COMMON STOCK.

PROPOSAL 3:

CHOICE OF AUDITORS

The Audit Committee of the Board of Directors has approved the engagement of KBA as the Company’s independent auditors for the fiscal year ended September 30, 2007. KBA has advised the Board that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in the Company. Also, during at least the past three years, neither KBA nor any member of that firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of KBA are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors will consider the selection of another accounting firm to serve as the Company’s independent auditors in the event that the stockholders do not approve the selection of KBA as the Company’s independent auditors.

The Company dismissed HLB as the Company’s independent auditors on September 13, 2006, and engaged KBA to be its independent auditors for fiscal 2006. The report by HLB for 2005 did not include an adverse opinion or disclaimer but was qualified with respect to whether the Company could continue as a going concern. There were no disagreements with HLB on any matter of accounting principles or practices which, if not resolved to HLB’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s financial statements for the period audited.

Stockholder Vote

The affirmative vote of a majority of the Voting Shares present in person or by proxy is required to ratify the appointment of KBA as the Company’s independent auditors for the fiscal year ending September 30, 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KBA GROUP, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE PERIOD ENDED SEPTEMBER 30, 2007.

OTHER MATTERS

The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, as well as persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports with the SEC. The Company believes that during fiscal 2006 all Reporting Persons timely complied with all filing requirements applicable to them, except that Big Bend filed on July 27, 2006 its Form 3 that was due in November 2004, and Mr. Scott filed on January 3, 2007 a Form 4 reporting the acquisition of options to purchase 50,000 shares on January 2, 2006.

Deadline for Receipt of Stockholder Proposals

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Company’s Bylaws. For such a proposal to be considered for inclusion in the proxy statement and proxy relating to the next annual meeting of stockholders, the proposal must be received by the Company not later than November 26, 2007 in accordance with Rule 14a-8. Stockholder proposals submitted outside of the process of Rule 14a-8 may be submitted at any time prior to call to order of the Meeting. Such proposals should be directed to Neal Kaufman, President. The proxy named in the attached proxy card will vote on any such matters in his discretion.

Incorporation by Reference

Our annual report on Form 10-KSB for the fiscal period ended October 1, 2006 is attached hereto and hereby incorporated by reference as of its date.

We will furnish without charge to record and beneficial holders of our stock, upon written or oral request, by first class mail or other equally prompt means within one business day of such request, a copy of any and all of the documents referred to in this proxy statement. Requests should be made by telephone to (713) 462-0303 or in writing to North American Technologies Group, Inc., 429 Memory Lane, Marshall, Texas 75672; Attention: Investor Relations

By Order of the Board of Directors

Dated: February 1, 2007	Joe B. Dorman, Secretary

V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V

=

PROXY

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Solicited by the Board of Directors of North American Technologies Group, Inc.

The undersigned hereby appoints Henry W. Sullivan and Mahesh S. Shetty, or either of them, as proxies with full power of substitution, to vote all shares of Stock of North American Technologies Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on March 8, 2007, or at any adjournment or postponement thereof, as follows:

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1 (ALL NOMINEES), “FOR” PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)

Please complete and sign the proxy card appearing below, detach and mail it in the enclosed envelope.

V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V

1. ELECTION OF CLASS I DIRECTORS	For	Withhold Authority	2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 TO 500,000,000	For	Against	Abstain
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below) Richard J. Guiltinan Kenneth Z. Scott	☐	☐		☐	☐	☐

			3. PROPOSAL TO RATIFY THE APPOINTMENT OF KBA GROUP, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007	For	Against	Abstain
				☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date:

Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees or guardians should give their full titles. If a corporation, partnership or other entity, please sign in full entity name by authorized person.

Rita J. Leader	BOYER & KETCHAND A PROFESSIONAL CORPORATION ATTORNEYS AT LAW NINE GREENWAY PLAZA, SUITE 3100 HOUSTON. TEXAS 77046-0904 (713) 871-2025 TELEFAX (713) 871-2024 www.boyerketchand.com	rleader@boyerketchand.com

January 25, 2007

VIA FACSIMILE: (202) 772-9368

Securities and Exchange Commission Division of

Corporation Finance

Judicial Plaza

450 Fifth Street

Washington, D.C. 20549-0404

Attention:	Jennifer Hardy, Branch Chief
Matt Franker, Legal Examiner

Re:	North American Technologies Group, Inc.
Preliminary Proxy Statement on Schedule 14A
Filed January 3, 2007, File No. 000-16217

Ladies and Gentlemen:

On behalf of our client, North American Technologies Group, Inc. (the “Company”), we have set forth below the Company’s responses to the Commission’s letter of January 25, 2007 to the undersigned. For ease of reference, we have included below the comments contained in the text of your letter and the Company’s responses to those comments. We have also attached a marked draft of the preliminary filing showing the changes made in response to your comments. In the interest of time and with the consent of Mr. Franker, we are not filing an amended Preliminary Schedule 14A, but will file a Definitive Schedule 14A in the form attached upon concurrence of your staff that these changes comply with the comments contained in the Commission’s letter.

Comment No. 1.

We note that you are seeking to increase your authorized shares in order to issue shares underlying convertible securities. Therefore, you are deemed to be taking action with respect to the authorization and issuance of securities. See Note A to Schedule 14A. Therefore, you must provide the information called for by Items 11 and 13 of Schedule 14A. Pursuant to Item 13(a), please include financial statements meeting the requirements of Item 310 of Regulation S-B. If you intend to incorporate this information by reference, you must follow the procedures specified in Items 13(b) and 13(c). Refer to Notes A and F, as well as Item 11(e), of Schedule 14A.

Response.

The Company will incorporate by reference its Annual Report on Form 10-KSB for the fiscal period ended October 1, 2006. The financial information included in this report meets the requirements of Item 310 of Regulation S-B. This report will be distributed to the Company’s stockholders along with the definitive proxy statement. The Company understands that since it has incorporated this filing by reference pursuant to Item 13(b), the definitive proxy statement will be required to be distributed to the Company’s stockholders at least 20 business days prior to the date of the Annual Meeting. The following language will be added to page 17 of the definitive Proxy Statement:

“Incorporation by Reference

Our annual report on Form 10-KSB for the fiscal period ended October 1, 2006 is attached hereto and hereby incorporated by reference as of its date.”

Comment No. 2.

Please revise your discussion of this proposal to state the aggregate consideration received from the Securities Purchase Agreement as well as your intended use of the proceeds. See Schedule 14A, Item 11(c).

Response.

The following language will be added to page 15 of the definitive Proxy Statement:

“On September 19, 2006 the Company received gross proceeds from the sale of securities under the September SPA of $5,500,000. The Company has used these proceeds to cover its operating expenses and to improve production at its existing facilities.”

The Company acknowledges that (i) it is responsible for the adequacy and accuracy of the disclosure in its filings with the Commission, (ii) staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and (iii) it may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Please call the undersigned if you desire additional information with respect to, or have any questions regarding, the matters set forth herein.

Very truly yours,

/s/ Rita J. Leader
Rita J. Leader

CC:	Mahesh S. Shetty
Joe B. Dorman